GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS 2018 SALES AND EARNINGS
FOR THE FOURTH QUARTER AND FULL YEAR

- Fourth Quarter Sales $4.6 billion, Up 9%, and Record Full Year Sales $18.7 billion, Up 15% -
- Fourth Quarter Diluted EPS $1.27 and Record Full Year Diluted EPS $5.50 -
- Adjusted Diluted EPS Excluding Net Transaction and Other Costs and Fees $1.35, Up 13%, in the Fourth Quarter and $5.68, Up 21%, for the Full Year -
- Improved Working Capital Position and 2018 Cash from Operations $1.1 Billion, Up 41% -
- Returned $508 Million to Shareholders via Cash Dividends and Share Repurchases in 2018 -
- Company Provides 2019 Outlook -

Atlanta, Georgia, February 19, 2019 -- Genuine Parts Company (NYSE: GPC) announced today sales and earnings for the fourth quarter and twelve months ended December 31, 2018.

Sales for the fourth quarter ended December 31, 2018 were $4.6 billion, a 9.4% increase compared to $4.2 billion for the same period in 2017. Net income for the fourth quarter was $186.7 million and earnings per share on a diluted basis were $1.27. Before the impact of certain transaction and other costs incurred primarily related to the Company's acquisition of Alliance Automotive Group ("AAG"), adjusted net income was $198.4 million, or $1.35 per diluted share. Total sales for the fourth quarter included 4.6% comparable growth, approximately 6% from acquisitions and an approximate 1.2% negative impact from foreign currency translation.

Fourth quarter sales for the Automotive Group were up 11.4%, including an approximate 4% comparable sales increase, an approximate 9% benefit from acquisitions and an unfavorable foreign currency translation of approximately 2%. Sales for the Industrial Group were up 8.7%, including an approximate 7% comparable sales increase and 2% from acquisitions. Sales for the Business Products Group were up 1.6% consisting primarily of comparable sales growth.

Paul Donahue, President and Chief Executive Officer, commented, “We are pleased to report another solid quarter of improved results at Genuine Parts Company. For the second consecutive quarter, each of our business segments grew their revenues with positive core sales comparisons and, combined with the added benefit of our accretive acquisitions which are performing well, we further improved our operating results and posted an overall increase in operating margin. We ended the fourth quarter with positive momentum and it is encouraging to see our teams execute on our plans and initiatives to drive continued sales and earnings growth."

Sales for the twelve months ended December 31, 2018 were $18.7 billion, a 15% increase compared to $16.3 billion for the same period in 2017. Net income for the twelve months was $810.5 million and

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earnings per share on a diluted basis were $5.50. Before the impact of the transaction and other costs primarily related to AAG (discussed above) and the attempted transaction to spin-off the Company's Business Products Group, S.P. Richards, net of the favorable impact of a $12 million termination fee received, adjusted net income was $836.1 million, or $5.68 per diluted share, for the twelve months ended December 31, 2018.

Mr. Donahue concluded, "In 2018, we set new sales and earnings records, and our team did an excellent job of improving working capital and generating strong cash flows. We also completed our first full year of operations in Europe and successfully combined EIS into Motion Industries to form a larger and stronger industrial business. With these and other accomplishments, and our plans in place for the new year, we are well-positioned to further strengthen our global platform in 2019, driving long-term sustainable growth and significant value for our shareholders."

2019 Outlook

The Company is establishing its full year 2019 sales guidance at up 3% to 4%, or up an adjusted 4% to 5% before an expected headwind from currency translation of 1%. The Company's guidance for diluted earnings per share is $5.75 to $5.90, or an adjusted $5.81 to $5.96 before the impact of the currency headwind. The Company currently expects a tax rate of approximately 25.0% in 2019.

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). These items include adjusted net income and adjusted diluted earnings per share. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of adjusted net income and adjusted diluted earnings per share provides meaningful supplemental information to both management and investors that is indicative of the Company's core operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 877-407-0789, conference ID 13686721. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 13686721, two hours after the completion of the call until 12:00 a.m. EDT on March 5, 2019.

Forward Looking Statements

Some statements in this press release, as well as in other materials we file with the Securities and Exchange Commission ("SEC") or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to the anticipated strategic benefits, synergies and other attributes resulting from acquisitions, including Alliance Automotive Group, as well as future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully integrate acquired companies into the Company

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and to realize the anticipated synergies and benefits; changes in the European aftermarket; the Company’s ability to successfully implement its business initiatives in each of its three business segments; slowing demand for the Company’s products; changes in national and international legislation or government regulations or policies, including new import tariffs and data security policies and requirements; changes in general economic conditions, including unemployment, inflation (including the impact of potential tariffs) or deflation and the United Kingdom’s referendum to exit from the European Union, commonly known as Brexit; changes in tax policies; volatile exchange rates; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; labor shortages; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations, including the impact of tariffs and trade considerations on their operations and output, as required to meet product demand; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2017 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany and Poland. The Company also distributes industrial replacement parts and electrical specialty materials in the U.S., Canada and Mexico through its Industrial Parts Group. S. P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and in Canada. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017
Net sales	$4,603,792	$4,207,076	$18,735,073	$16,308,801
Cost of goods sold	3,061,633	2,923,001	12,751,286	11,402,403
Gross profit	1,542,159	1,284,075	5,983,787	4,906,398
Operating expenses:
Selling, administrative, and other expenses	1,214,036	1,010,434	4,615,290	3,726,233
Depreciation and amortization	63,739	50,051	241,635	167,691
Provision for doubtful accounts	5,841	4,750	17,147	13,932
Total operating expenses	1,283,616	1,065,235	4,874,072	3,907,856
Non-operating expenses (income):
Interest expense	26,256	18,223	101,925	41,486
Other	(22,000)	(21,384)	(67,822)	(52,212)
Total non-operating expenses (income)	4,256	(3,161)	34,103	(10,726)
Income before income taxes	254,287	222,001	1,075,612	1,009,268
Income taxes	67,588	113,818	265,138	392,511
Net income	$186,699	$108,183	$810,474	$616,757
Basic net income per common share	$1.28	$0.74	$5.53	$4.19
Diluted net income per common share	$1.27	$0.73	$5.50	$4.18
Dividends declared per common share	$.7200	$.6750	$2.880	$2.700
Weighted average common shares outstanding	146,392	146,629	146,657	147,140
Dilutive effect of stock options and nonvested restricted stock awards	707	582	584	561
Weighted average common shares outstanding – assuming dilution	147,099	147,211	147,241	147,701

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GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2018	2017	2018	2017
Net sales: (1)
Automotive	$2,576,344	$2,312,084	$10,526,520	$8,583,317
Industrial (2)	1,570,646	1,445,193	6,298,584	5,805,012
Business products	456,802	449,799	1,909,969	1,920,472
Total net sales	$4,603,792	$4,207,076	$18,735,073	$16,308,801

Operating profit:
Automotive	$199,330	$183,174	$854,389	$720,465
Industrial (2)	130,825	116,470	487,360	440,454
Business products	25,887	13,698	88,756	98,882
Total operating profit	356,042	313,342	1,430,505	1,259,801
Interest expense, net	(21,380)	(17,423)	(92,093)	(38,677)
Intangible amortization	(22,170)	(17,909)	(88,972)	(51,993)
Other, net (3)	(58,205)	(56,009)	(173,828)	(159,863)
Income before income taxes	$254,287	$222,001	$1,075,612	$1,009,268

(1)
The net effect of discounts, incentives, and freight billed to customers has been allocated to their respective segments for the current and prior periods.  Previously, the net effect of such items were captured and presented separately in a line item entitled “Other.”

(2)
Effective January 1, 2018, the electrical/electronic materials segment became a division of the industrial segment. These two reporting segments became a single reporting segment, the Industrial Parts Group. The change in segment reporting is presented retrospectively.

(3)
The three and twelve months ended December 31, 2018 include $17.1 million and $36.1 million of expenses, respectively, from transaction and other costs incurred related to the AAG acquisition and the attempted S.P. Richards spin-off, net of a $12 million termination fee received in the third quarter.

The three and twelve months ended December 31, 2017 include $30.6 million and $49.1 million of expenses, respectively, from transaction and other costs primarily related to the AAG acquisition.

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(in thousands)	2018	2017
Assets
Current assets:
Cash and cash equivalents	$333,547	$314,899
Trade accounts receivable, net	2,493,636	2,421,563
Merchandise inventories, net	3,609,389	3,771,089
Prepaid expenses and other current assets	1,139,118	805,342
Total current assets	7,575,690	7,312,893
Goodwill	2,128,776	2,153,988
Other intangible assets, less accumulated amortization	1,411,642	1,400,392
Deferred tax assets	29,509	40,158
Other assets	510,192	568,248
Property, plant, and equipment, net	1,027,231	936,702
Total assets	$12,683,040	$12,412,381

Liabilities and equity
Current liabilities:
Trade accounts payable	$3,995,789	$3,634,859
Current portion of debt	711,147	694,989
Other current liabilities	1,088,428	1,045,177
Dividends payable	105,369	99,000
Total current liabilities	5,900,733	5,474,025
Long-term debt	2,432,133	2,550,020
Pension and other post-retirement benefit liabilities	235,228	229,868
Deferred tax liabilities	196,843	193,308
Other long-term liabilities	446,112	501,004
Equity:
Common stock	145,937	146,653
Additional paid-in capital	78,380	68,126
Accumulated other comprehensive loss	(1,115,078)	(852,592)
Retained earnings	4,341,212	4,049,965
Total parent equity	3,450,451	3,412,152
Noncontrolling interests in subsidiaries	21,540	52,004
Total equity	3,471,991	3,464,156
Total liabilities and equity	$12,683,040	$12,412,381

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
(in thousands)	2018	2017	2016
Operating activities
Net income	$810,474	$616,757	$687,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	241,635	167,691	147,487
Excess tax benefits from share-based compensation	(4,232)	(3,134)	(12,021)
Loss (gain) on sale of property, plant, and equipment	1,579	(3,989)	(15,237)
Deferred income taxes	3,891	65,990	33,226
Share-based compensation	20,716	16,892	19,719
Foreign exchange gain	—	(14,051)	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	(72,041)	(19,273)	(53,544)
Merchandise inventories, net	(73,173)	(9,923)	(64,214)
Trade accounts payable	364,639	61,474	240,717
Other short-term assets and liabilities	(97,864)	(1,544)	37,271
Other long-term assets and liabilities	(50,460)	(61,847)	(74,566)
	334,690	198,286	258,838
Net cash provided by operating activities	1,145,164	815,043	946,078
Investing activities
Purchases of property, plant and equipment	(232,422)	(156,760)	(160,643)
Proceeds from sale of property, plant, and equipment	14,665	21,275	28,811
Acquisition of businesses and other investing activities	(278,367)	(1,494,795)	(462,167)
Net cash used in investing activities	(496,124)	(1,630,280)	(593,999)
Financing activities
Proceeds from debt	5,064,291	6,630,294	4,350,000
Payments on debt	(5,124,265)	(4,350,222)	(4,100,000)
Payments on acquired debt	—	(833,775)	—
Share-based awards exercised	(10,227)	(5,239)	(16,147)
Excess tax benefits from share-based compensation	—	—	12,021
Dividends paid	(415,983)	(395,475)	(386,863)
Purchase of stock	(91,983)	(173,524)	(181,417)
Other financing activities	(30,663)	—	—
Net cash (used in) provided by financing activities	(608,830)	872,059	(322,406)
Effect of exchange rate changes on cash	(21,562)	15,198	1,575
Net increase in cash and cash equivalents	18,648	72,020	31,248
Cash and cash equivalents at beginning of year	314,899	242,879	211,631
Cash and cash equivalents at end of year	$333,547	$314,899	$242,879

Supplemental disclosures of cash flow information
Cash paid during the year for:
Income taxes	$236,536	$298,827	$374,865
Interest	$102,131	$38,401	$19,043

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GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017
GAAP net income	$186,699	$108,183	$810,474	$616,757
Diluted net income per common share	$1.27	$0.73	$5.50	$4.18

Add after-tax adjustments:
Provisional transition tax and deferred tax revaluation	—	50,986	—	50,986
Transaction and other costs	11,735	16,454	34,653	28,039
Termination fee	—	—	(9,045)	—
Adjusted net income	$198,434	$175,623	$836,082	$695,782
Adjusted diluted net income per common share	$1.35	$1.19	$5.68	$4.71